UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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COMPUTER HORIZONS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Computer Horizons Corp. (the “Company”), is filing materials  contained in this Schedule 14A with the Securities and Exchange  Commission  (“SEC”) in connection with the solicitation  of proxies to oppose a proposal put forward by the Computer Horizons Full Value Committee to remove and replace the  existing  Board of Directors of the Company at a special  meeting of shareholders scheduled to be held on October 11, 2005.

Item 1: On  October 4, 2005,  the  following  press release was issued by the Company.

FOR IMMEDIATE RELEASE

GLASS LEWIS SUPPORTS COMPUTER HORIZONS

CURRENT BOARD OF DIRECTORS

Glass Lewis Joins ISS in Recommending Shareholders Vote AGAINST Dissident Group

MOUNTAIN LAKES, N.J., October 4, 2005 – Computer Horizons Corp. (Nasdaq: CHRZ) today announced that Glass, Lewis & Co., a leading proxy advisory firm, has recommended that CHC shareholders vote against the dissident group’s proposals and support the current Board of Directors.  Glass Lewis’ recommendations are relied upon by major institutional investment firms, mutual funds, and other fiduciaries throughout the country.

CHC announced yesterday that Institutional Shareholder Services (ISS), another of the nation’s leading independent proxy advisory firms, has also recommended that CHC shareholders vote against the dissident group’s proposals and support the current Board of Directors.

In its favorable recommendation, Glass Lewis wrote:

“…[G]iven the lack of a well developed plan from Crescendo that clearly offers shareholders a superior value, we can not recommend that shareholders allow Crescendo to control the board of directors in the absence of a control premium.  As such, and considering the announcement of the CHC board to retain a new financial advisor to undertake a review of the strategic alternatives available to the Company, we believe that the CHC board has heard the voice of shareholders and has responded accordingly. Thus, we believe that shareholders should vote AGAINST this proposal.”

Computer Horizons’ CEO and President, William J. Murphy, said, “We are pleased that both ISS and Glass Lewis – the nation’s two leading proxy advisory firms – have recommended that Computer Horizons shareholders vote against all of the dissident group’s proposals.  Both ISS and Glass Lewis have highlighted the dissident group’s lack of a credible or well developed plan for the future of CHC.  In contrast, our current Board has a clear and consistent strategy to achieve growth and profitability, and is committed to taking all appropriate and necessary actions to maximize value for all CHC shareholders.”

To vote AGAINST the dissident group’s proposals and maintain the current Board of Directors, CHC shareholders should sign, date, and mail their WHITE proxy cards today.

About Computer Horizons Corp.

Computer Horizons Corp. (‘CHC’) (NASDAQ: CHRZ) provides professional information technology (IT) services to a broad array of vertical markets, such as financial services, healthcare, pharmaceutical, telecom, consumer packaged goods, as well as the federal government, through its wholly-owned subsidiary, RGII Technologies, Inc.

CHC’s wholly-owned subsidiary, Chimes, uses its proprietary technology to enable its Global 2000 customer base to align and integrate business planning with human resource management across an enterprise’s business functions.  For more information on Computer Horizons, visit www.computerhorizons.com.

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions.  Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.  Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  All forward-looking statements included in this communication are based on information available to Computer Horizons on the date hereof.  Computer Horizons undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made in this communication to reflect events or circumstances after the date of this communication or to update reasons why actual results would differ from those anticipated in such forward-looking statements.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

CHC, together with the other Participants (as defined below), has filed with the SEC a proxy statement and accompanying proxy card to be used to solicit votes against a proposal to remove and replace CHC’s existing Board of Directors at a special meeting of shareholders scheduled to be held on October 11, 2005 (the “Special Meeting”).

CHC STRONGLY ADVISES ALL CHC SHAREHOLDERS TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS RELATING TO THE SPECIAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY MATERIALS, WITHOUT CHARGE, UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, MORROW & CO., INC. AT ITS TOLL-FREE NUMBER: (800) 607-0088 OR BY E-MAIL AT: CHC.INFO@MORROWCO.COM.  BANKS AND BROKERS SHOULD CALL (800) 654-2468.

THE PARTICIPANTS IN THE PROXY SOLICITATION ARE EARL L. MASON, WILLIAM J. MURPHY, WILLIAM M. DUNCAN, ERIC P. EDELSTEIN, WILLIAM M. MARINO, EDWARD OBUCHOWSKI, MICHAEL J. SHEA, DAVID REINGOLD, MICHAEL C. CAULFIELD AND LAUREN FELICE (THE “PARTICIPANTS”).   INFORMATION REGARDING THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IS AVAILABLE IN CHC’S DEFINITIVE SCHEDULE 14A FILED WITH THE SEC ON SEPTEMBER 14, 2005.

Corporate Contacts:	David Reingold/ Lauren Felice	Media:	Steve Silva/Eric Brielmann
	Computer Horizons Corp.		Joele Frank, Wilkinson Brimmer Katcher
	(973) 299-4105/ 4061		(212) 355-4449
	dreingold@computerhorizons.com/ lfelice@computerhorizons.com		ssilva@joelefrank.com/ ebrielman@joelefrank.com

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